United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       June 3, 2011

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2011, Perficient, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  At the meeting, the stockholders voted on the following four proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following seven nominees to the Company’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey S. Davis	21,141,308	111,362	4,869,214
Ralph C. Derrickson	20,667,403	585,267	4,869,214
Edward L. Glotzbach	20,903,701	348,969	4,869,214
John S. Hamlin	19,563,364	1,689,306	4,869,214
James R. Kackley	20,888,696	363,974	4,869,214
David S. Lundeen	18,194,667	3,058,003	4,869,214
David D. May	20,067,198	1,185,472	4,869,214

Proposal 2: To approve the advisory resolution relating to the 2010 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
20,438,669	721,488	92,513	4,869,214

Proposal 3: To approve the frequency of including an advisory vote on the executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
18,095,093	15,343	3,015,938	126,296	4,869,214

Proposal 4: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
25,818,944	275,999	26,941	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: June 8, 2011	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer